UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

One Stop Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110
Escondido, California		92029
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 745-9883

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on May 15, 2024, at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of One Stop Systems, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2017 Equity Incentive Plan, as amended (the “2017 Plan”), to increase the number of shares of common stock authorized for issuance thereunder from 3,000,000 shares to 5,000,000 shares. The Plan Amendment was previously approved by the Board of Directors (the “Board”) of the Company, subject to stockholder approval, on March 15, 2024. The Plan Amendment became effective on May 15, 2024 following receipt of stockholder approval.

Additional information regarding the Plan Amendment is set forth in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission on April 15, 2024, which information is incorporated herein by reference. Such information and the foregoing description of the Plan Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment No. 3 to 2017 Equity Incentive Plan of the Company, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2024, the Company held the Annual Meeting in a virtual format. At the close of business on March 22, 2024, the record date for the Annual Meeting, there were 20,765,435 shares of Company common stock issued and outstanding, which constituted all of the issued and outstanding capital stock of the Company as of the record date. At the Annual Meeting, 13,735,961 of the Company’s 20,765,435 shares of common stock entitled to vote as of the record date, or approximately 66.2%, were represented by proxy or in person (virtually), and, therefore, a quorum was present.

The proposals voted on at the Annual Meeting are more fully described in the Proxy Statement.

The final voting results on the proposals presented for stockholder approval at the Annual Meeting were as follows:

Proposal No. 1: The Company’s stockholders elected seven directors, each to hold office until the Company’s next annual meeting of stockholders, or until their successors are duly elected and qualified, subject to prior death, resignation, or removal, as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Kenneth Potashner	3,526,601	5,645,764	534,365	4,029,231
Mitchell Herbets	9,489,709	207,473	9,548	4,029,231
Mike Dumont	9,488,078	207,671	10,981	4,029,231
Joseph Manko, Jr.	9,288,456	269,732	148,542	4,029,231
Greg Matz	7,421,818	2,275,547	9,365	4,029,231
Gioia Messinger	6,092,286	3,595,118	19,326	4,029,231
Michael Knowles	9,493,156	204,904	8,670	4,029,231

Proposal No. 2: The Company’s stockholders ratified the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,875,165	850,599	10,197	-

Proposal No. 3: The Company’s stockholders approved the Plan Amendment to increase the number of shares of the Company's common stock authorized for issuance under the 2017 Plan from 3,000,000 shares to 5,000,000 shares, pursuant to the terms and conditions of the 2017 Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,782,090	3,909,420	15,220	4,029,231

Proposal No. 4: The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,937,032	2,336,838	432,860	4,029,231

Proposal No. 5: The Company’s stockholders voted, on a non-binding advisory basis, in favor of holding an advisory vote to approve the compensation of the Company’s named executive officers on an annual basis, as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
6,415,225	146,185	2,729,065	416,255	4,029,231

Based on these advisory vote results, the Board has determined that the Company will hold a stockholder advisory vote on executive compensation annually until the next required vote on the frequency of named executive officer compensation votes. As a result, the Company expects that the next advisory vote on the compensation of the Company’s named executive officers will be submitted to stockholders at the Company’s 2025 Annual Meeting.

Proposal No. 6: The Company’s stockholders approved the adjournment of the Annual Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal listed above at the time of the Annual Meeting, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,234,907	3,138,187	57,986	304,881

Although Proposal No. 6 was approved by the Company’s stockholders, the chair of the Annual Meeting did not elect to adjourn the meeting, as all of the foregoing proposals were also approved.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to 2017 Equity Incentive Plan of One Stop Systems, Inc., dated May 15, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Date:	May 20, 2024	By:	/s/ John Morrison
John Morrison Chief Financial Officer